Exhibit 99.1

Contacts:
John Chamberlain
Limoneira Company
Director of Marketing
(805) 525-5541 Ext 256
jchamberlain@limoneira.com

Diane Rumbaugh
Rumbaugh Public Relations
(805) 493-2877
diane@rumbaughpr.com

Investor Contact:
John Mills/Laura Miller
ICR, Inc
310-954-1100

For Immediate Release: March 17, 2011

LAFCo Approves Annexation and Incorporation of East Area 1
Into City of Santa Paula

SANTA PAULA, CALIF. -- Limoneira Company (NASDAQ:LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights throughout California, announced that in a 6 to 1 vote today, the Local Agency Formation Commission (LAFCo) approved conditions that will allow for the annexation and incorporation of 541 acres, known as East Area 1, into the City of Santa Paula. On June 3, 2008, Santa Paula voters had approved the annexation and development of the land that will include residential, commercial, recreational and community amenities.

 “We are thrilled to be nearing the end of the very long and challenging entitlement process. We will now set our sights on ground breaking” said Harold Edwards, Limoneira’s CEO. “This project will create tremendous value for the citizens of Santa Paula as well as for our Company. This is a great day!”

Limoneira is known for its agricultural sustainability practices. It recently received the first-ever Annual Excellence in Agricultural Stewardship and Sustainability Award by the Ventura County Resource Conservation District (RCD). The company is incorporating sustainable and environmentally sound designs into the East Area 1 development. "By doing the right thing socially and environmentally, we believe we will enhance the quality of life and economic future for all those who live in Santa Paula," says Edwards. "The development will create hundreds of new jobs and provide economic stimulus to Santa Paula and Ventura County communities."

At the LAFCo hearing, Edwards pledged to work hand-in-hand with the City of Santa Paula and Ventura County to make East Area 1 a success. Says Edwards, "This project will be one that we will all be proud of and will stand the test of time."
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About Limoneira Company

Limoneira Company, a 117-year old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra), is a dedicated sustainability company with approximately 7,300 acres of rich agricultural lands, real estate properties and water rights throughout California. The Company is a leading producer of lemons, avocados, oranges, and other specialty crops that are enjoyed throughout the world.  For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements.   Actual results may differ materially from those expressed or implied in the forward-looking statements.  Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to:  changes in laws, regulations, rules, quotas, tariffs, and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; increased costs from becoming a public company; and market and pricing risks due to concentrated ownership of stock.  Other risks and uncertainties include those that are described in Limoneira’s SEC filings, which are available on the SEC’s website at http://www.sec.gov ..  Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.